EX-99.2

Meta Materials Strengthens and Expands its Board of Directors

HALIFAX, NS / ACCESSWIRE / April 25, 2023 / Meta Materials Inc. (the “Company” or “META®”) (Nasdaq: MMAT, FSE: MMAT), a developer of high-performance functional materials and nanocomposites, today announced the appointment of Ms. Eugenia Corrales and Mr. Vyomesh “VJ” Joshi as members of the Board of Directors, effective April 25, 2023. Mr. Maurice Guitton is retiring from the Board. The Company wishes to thank Mr. Guitton for his many years of service and commitment, including his role as former Chairman of the Board of Metamaterial Inc.

Ms. Corrales is CEO of Nefeli Networks. She has spent more than 25 years as an executive and tech industry veteran developing innovative products, establishing business development capabilities, and building operational excellence. Previously, Eugenia was senior vice president at ShoreTel, and she also served as general manager and vice president of Cisco’s Computing Systems Group.

Mr. Joshi has more than 40 years of experience as a visionary technology executive. He served as president and CEO of 3D Systems and executive vice president of the Imaging and Printing Group at Hewlett Packard. He is a member of the board of directors of Releviate Therapeutics and Energy Internet Corporation. VJ was previously a member of the boards of Harris Corporation, Wipro, and Yahoo! Inc.

“On behalf of the entire Board of Directors, I would like to thank Maurice for his many years of dedication and service to the company and its shareholders. During his long tenure the company was transformed from a small private company to a Nasdaq listed company, and we wish him well in his future endeavors,” said Jack Harding, Chair of the META Board of Directors. “I would also like to welcome our two new directors, who will bring new perspectives from their many years of relevant experience into our boardroom. We continue to advance our growth strategy as we strengthen the board and expand its size to eight members.”

About Meta Materials Inc.

META® delivers previously unachievable performance, across a range of applications, by inventing, designing, developing, and manufacturing sustainable, high-performance, functional materials, components and systems. Our extensive technology platform enables leading global brands to deliver breakthrough products to their customers in consumer electronics, 5G communications, health and wellness, aerospace, automotive, and clean energy. Our nano-optic metamaterial technology provides anti-counterfeiting security features for government documents and currencies and authentication for brands. Our achievements have been widely recognized, including being named a Lux Research Innovator of the Year in 2021. Learn more at www.metamaterial.com.

Media Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements or implications with respect to the ability of the Company to continue to meet the Nasdaq requirements to maintain a Nasdaq listing, the business strategies, product development, expansion plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K/A filed with the SEC on March 23, 2023, with an SEC filing date of March 24, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

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